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                                                                  Exhibit (a)(4)
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                          OFFER TO PURCHASE FOR CASH
                     ALL OF THE OUTSTANDING COMMON SHARES

                                      OF

                     ELSAG BAILEY PROCESS AUTOMATION N.V.

                                      AT

                             $39.30 NET PER SHARE

                                      AND

     ALL OF THE OUTSTANDING 5 1/2% CONVERTIBLE TRUST ORIGINATED PREFERRED
                                  SECURITIES

                                      OF

                         ELSAG BAILEY FINANCING TRUST

                                      AT

                       $61.21 NET PER PREFERRED SECURITY

                                      BY

                    ABB TRANSPORTATION PARTICIPATIONS B.V.
                     A DIRECT, WHOLLY OWNED SUBSIDIARY OF
                          ABB ASEA BROWN BOVERI LTD.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON TUESDAY, NOVEMBER 17, 1998, UNLESS THE OFFER IS EXTENDED.


                                                               October 20, 1998

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated October 20, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") relating to the offer by ABB Transportation Participations B.V. (the "Purchaser"), a corporation organized under the laws of The Netherlands and a direct, wholly owned subsidiary of ABB Asea Brown Boveri Ltd. a corporation organized under the laws of Switzerland, to purchase all outstanding (i) common shares (the "Company Shares"), par value NLG 1.00 per share, of Elsag Bailey Process Automation N.V., a company organized under the laws of The Netherlands (the "Company"), at a price of $39.30 per Company Share, net to the seller in cash, without interest thereon and (ii) 5 1/2% Convertible Trust Originated Preferred Securities of Elsag Bailey Financing Trust at a price of $61.21 per Preferred Security, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates evidencing such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to The Bank of New York as depositary (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

  WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR
YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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  Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

  Please note the following:

    1. The tender price is (i) $39.30 per Company Share, net to the seller in cash, without interest thereon, and (ii) $61.21 per Preferred Security, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

    2. The Offer is conditioned on, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which, when added to Shares, if any, previously acquired by the Purchaser constitute at least seventy-five percent of the fully diluted share capital of the Company and (ii) the receipt of the Governmental Approvals (as defined in the Offer to Purchase). See Section 14--"Conditions of the Offer" of the Offer to Purchase.

    3. The Offer is being made for all of the Shares.

    4. Tendering holders of Shares will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, United States federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, November 17, 1998, unless the Offer is extended.

    6. Each of the Supervisory Board and the Management Board of the Company has unanimously (i) determined that the Offer is fair to, and in the best interests of, the holders of Shares (such holders, the "Holders") and other relevant constituencies, the Company's subsidiaries and the enterprises carried on by the Company and its subsidiaries, (ii) approved the Acquisition Agreement (as defined in the Offer to Purchase), the transactions contemplated thereby, including the Offer and (iii) resolved to recommend that the Holders accept the Offer and tender their Shares pursuant to the Offer.

    7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Share Certificates pursuant to the procedures set forth in Section 3--"Procedures for Tendering Shares" of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Holders at the same time depending upon when Share Certificates are actually received by the Depositary.

  If you wish to have us tender any or all of the Shares held by us for your account please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

  The Purchaser is not aware of any state or jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid statute. If the Purchaser becomes aware of any valid statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If,

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after such good faith effort, the Purchaser cannot comply with such statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state or jurisdiction. In any state or jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Credit Suisse First Boston Corporation or one or more registered brokers or dealers licensed under the laws of such state or jurisdiction.

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

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                     ALL OF THE OUTSTANDING COMMON SHARES

                                      OF

                     ELSAG BAILEY PROCESS AUTOMATION N.V.

                                      AND

     ALL OF THE OUTSTANDING 5 1/2% CONVERTIBLE TRUST ORIGINATED PREFERRED
                                  SECURITIES

                                      OF

                         ELSAG BAILEY FINANCING TRUST

  The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated October 20, 1998, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by ABB Transportation Participations B.V. (the "Purchaser"), a corporation organized under the laws of The Netherlands and a direct, wholly owned subsidiary of ABB Asea Brown Boveri Ltd., a corporation organized under the laws of Switzerland, to purchase all outstanding (i) common shares (the "Company Shares"), par value NLG 1.00 per share, of Elsag Bailey Process Automation N.V., a company organized under the laws of The Netherlands (the "Company"), at a price of $39.30 per Company Share, net to the seller in cash, without interest thereon (the "Share Offer Price") and (ii) 5 1/2% Convertible Trust Originated Preferred Securities of Elsag Bailey Financing Trust (the "Preferred Securities", and, together with the Company Shares, the "Shares"), at a price of $61.21 per Preferred Security, net to the seller in cash, without interest thereon upon the terms and subject to the conditions set forth in the Offer.

  This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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     Type of Shares to be Tendered (check box):

     [_] Company Shares

     [_] Preferred Securities

     Number of Shares to be Tendered*: _____________________________

     Date: _________________________________________________________

     _______________________________________________________________

                                   SIGN HERE

     Signature(s): _________________________________________________

     (Print Name(s)): ______________________________________________

     (Print Address(es)): __________________________________________

     (Area Code and Telephone Number(s)): __________________________

     (Taxpayer Identification or Social Security Number(s)): _______
     --------
     * Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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